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Gwen Carlson Conexant Systems, Inc. (949) 483-7363	Ryan Bright Shelton Group (972) 239-5119, ext. 159

CONEXANT APPOINTS NEW CHIEF EXECUTIVE OFFICER

Board Member D. Scott Mercer to Lead Company, Christian Scherp
Promoted to President, Sailesh Chittipeddi Promoted to EVP and CTO

NEWPORT BEACH, Calif., Apr. 14, 2008 – Conexant Systems, Inc. (NASDAQ: CNXT) today announced that board member D. Scott Mercer has been named chief executive officer. The company also announced that Christian Scherp, senior vice president of Worldwide Sales, has been promoted to president, and that Sailesh Chittipeddi, senior vice president of Global Operations, has been promoted to executive vice president of Global Operations and chief technical officer.

Mercer and Scherp replace Daniel Artusi, who had been president and chief executive officer. Artusi will be leaving the company to pursue outside opportunities.

“We are fortunate that an executive of Scott’s caliber and experience has chosen to become Conexant’s next chief executive officer,” said Dwight W. Decker, non-executive chairman of Conexant’s board of directors. “Scott has been a Conexant director for the past five years, so he is intimately familiar with the issues facing our company. I am confident that he will provide the strategic leadership Conexant requires to attain the next level of performance.”

Mercer, 57, will continue as a company director.

“I want to thank Dwight and the Conexant board for giving me the opportunity to lead the company,” Mercer said. “Over the past three quarters, the Conexant team has done a good job of reducing costs and improving financial performance, and we must continue to drive progress in these areas. Our highest priority right now is to determine the best way to deliver increased value to customers and shareholders. I am looking forward to working with Christian, Sailesh, and the rest of the senior team in the coming weeks to evaluate our market and financial positions, and to establish a clear strategic direction for our company.

“I would also like to thank Dan for his service, and wish him the best in his future endeavors,” Mercer said.

Mercer serves on the boards of Palm, Inc., Polycom, Inc., SMART Modular Technologies, Inc., and Adaptec, Inc., where he is chairman. In 2005, Mercer was named interim chief executive officer at Adaptec. Before that, he spent a total of eight years at Western Digital Corporation in positions that included executive vice president, chief financial and administrative officer, and senior vice president and advisor to the CEO. He also spent a year at TeraLogic, Inc. as chief financial officer, five years at Dell, Inc. in a variety of financial-management positions, and seven years at LSI Logic Corporation, where he was promoted to chief financial officer. After graduating with a bachelor’s degree in Accounting from the California Polytechnic University at Pomona, Mercer spent seven years with Price Waterhouse in San Jose, Calif.

In his new position as president, Scherp, 42, will report to Mercer and be responsible for the activities and results of Conexant’s three business units in addition to managing the company’s global sales force. Prior to joining Conexant in June 2005, Scherp spent eight years with Infineon Technologies North America. In his last position at Infineon, he served as vice president and general manager of the company’s Wireless/Wireline Communications Group. He was also vice president of marketing for the Wireline Communications Group, and vice president and general manager of the Communications Group’s wide area networking business. Before Infineon was spun-off from Siemens AG in 1997, Scherp spent six years in a variety of positions in engineering, marketing and business planning at Siemens. He holds a master’s degree in electrical and electronics engineering, and a master’s degree in business administration from the Technical University of Munich, Germany.

Chittipeddi, 45, joined Conexant in June 2006 as senior vice president of Global Operations. In his new role, Chittipeddi will report to Mercer and be responsible for Global Operations, Quality, Worldwide Manufacturing Engineering, Design Platform Engineering, and Purchasing. Prior to joining Conexant, Chittipeddi held several senior operations-related positions with Agere Systems, Lucent Technologies, and AT&T Microelectronics. He also served as Lucent’s SEMATECH representative, and was a member of the Technical Staff with AT&T Bell Labs. Chittipeddi holds a master’s degree in business administration from the University of Texas at Austin, a master’s degree and a doctorate in physics from Ohio State University, and a master’s degree in physics from Northern Illinois University. He also holds 59 U.S. patents related to semiconductor process, package, and design, and has authored nearly 40 publications.

About Conexant

Conexant’s comprehensive portfolio of innovative semiconductor solutions includes products for Internet connectivity, digital imaging, and media processing applications. Conexant is a fabless semiconductor company that recorded revenues of $809 million in fiscal year 2007. The company is headquartered in Newport Beach, Calif. To learn more, please visit www.conexant.com

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Conexant or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.

These risks and uncertainties include, but are not limited to: pricing pressures and other competitive factors; our ability to timely develop and implement new technologies and to obtain protection for the related intellectual property; the cyclical nature of the semiconductor industry and the markets addressed by our products and our customers’ products; continuing volatility in the technology sector and the semiconductor industry; our successful development of new products; the timing of our new product introductions and our product quality; our ability to anticipate trends and develop products for which there will be market demand; the availability of manufacturing capacity; changes in our product mix; product obsolescence; the ability of our customers to manage inventory; demand for and market acceptance of our new and existing products; the risk that capital needed for our business and to repay our indebtedness will not be available when needed; the risk that the value of our common stock may be adversely affected by market volatility; the substantial losses we have incurred; the uncertainties of litigation, including claims of infringement of third-party intellectual property rights or demands that we license third-party technology, and the demands it may place on the time and attention of our management and the expense it may place on our company; general economic and political conditions and conditions in the markets we address; and possible disruptions in commerce related to terrorist activity or armed conflict, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings.

The forward-looking statements are made only as of the date hereof. We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Conexant is a registered trademark of Conexant Systems, Inc. Other brands and names contained in this release are the property of their respective owners.